Exhibit 99.1

WEALTH, HEALTH AND LIFE ADVISORS, LLC (d/b/a GOMEDIGAP)
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
eHealth, Inc.

We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed and related notes of Wealth, Health and Life Advisors LLC (d/b/a GoMedigap), which was acquired by eHealth, Inc. on January 22, 2018 (the Statement of Assets Acquired and Liabilities Assumed).

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Wealth, Health and Life Advisors LLC (d/b/a GoMedigap) at January 22, 2018 in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter
We draw attention to Note 1 of the Statement of Assets Acquired and Liabilities Assumed, which describes that the accompanying Statement of Assets Acquired and Liabilities Assumed was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of eHealth, Inc. and are not intended to be a complete presentation of the financial position of Wealth, Health and Life Advisors LLC (d/b/a GoMedigap).  Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP
Redwood City California
April 9, 2018

WEALTH, HEALTH AND LIFE ADVISORS, LLC (d/b/a GOMEDIGAP)
STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
(in thousands)

Assets Acquired
Current assets:
Cash	$71
Commissions receivable, current	4,371
Prepaid expenses and other current assets	11
Total current assets	4,453
Commissions receivable, non-current	11,103
Property and equipment, net	174
Intangible assets	6,800
Goodwill	26,138
Total assets acquired	$48,668

Liabilities Assumed
Accounts payable	$110
Accrued compensation and benefits	132
Other current liabilities	131
Earn-out liability	27,700
Total liabilities assumed	$28,073
Net assets acquired	$20,595

The accompanying notes are an integral part of the financial statement.

WEALTH, HEALTH AND LIFE ADVISORS, LLC (d/b/a GOMEDIGAP)
NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

NOTE 1 - DESCRIPTION OF THE TRANSACTION AND BASIS OF PRESENTATION

Description of Transaction—On January 16, 2018, eHealth, Inc., a Delaware corporation (the “ Company ”), entered into a Purchase Agreement (the “Purchase Agreement”) with Wealth, Health and Life Advisors, LLC (d/b/a GoMedigap), a Texas limited liability company (“GoMedigap”), WHL Advisors, Inc., a Texas Corporation (“WHL”), Qavah Ventures, LLC, a Texas limited liability company (together with WHL, the “Members”), Richard Cantu and Kevin Walbrick (Cantu and Walbrick, together with the Members, the “Member Parties”), and Kevin Walbrick as the exclusive member representative thereunder, pursuant to which the Company acquired all outstanding membership interests of GoMedigap (the “Acquisition”). GoMedigap is a technology-enabled provider of Medicare Supplement enrollment services.

As set forth in the Purchase Agreement, (i) upon closing of the Acquisition, the Members received consideration with an aggregate value equal to approximately $20.6 million, consisting of $15.0 million in cash and an aggregate of 294,637 shares of Company common stock, par value $0.001 per share, valued at $5.6 million (“Company Common Stock”), subject to purchase price and escrow adjustments, and (ii) if, as and when payable under the Purchase Agreement, the Members are entitled to receive earn-out payments (the “Earn-out Liability”) of up to $30 million, consisting of $10 million in cash and an aggregate of 294,637 shares of Company Common Stock payable at the end of both 2018 and 2019 if certain membership levels are attained by GoMedigap as defined in the Purchase Agreement. The Earn-out Liability ultimately realized is subject to adjustment based on the actual membership levels attained by GoMedigap.

Basis of Presentation—The accompanying statement of assets acquired and liabilities assumed was prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and for inclusion in the Company’s filings with the Securities and Exchange Commission, and is not intended to be a complete presentation of the financial position of GoMedigap's business. Accordingly, the accompanying statement of assets acquired and liabilities assumed does not purport to present the financial position of GoMedigap that would have resulted if GoMedigap had operated as a standalone, separate business.

The Company has determined the acquisition of assets and assumption of liabilities of GoMedigap as of January 22, 2018 constitutes a business acquisition as defined by Accounting Standards Codification (ASC) 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their preliminary acquisition date fair values as required by that statement. Fair values are determined based on the requirements of ASC 820, Fair Value Measurements and Disclosures.

NOTE 2 - SUMMARY OF SIGNFICANT ACCOUNTING POLICIES

Use of Estimates—Accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the amounts reported in the financial statements. Such estimates include, but are not limited to, the valuation of commissions receivable, intangible assets and the Earn-out Liability.

Commissions Receivable—Commissions receivable is recognized at fair value on the date of acquisition and is based on the present value of estimated commissions expected to be collected over the remaining life of Medicare Supplement plans, and to a lesser extent dental, vision and hearing plans, for members acquired. Commissions receivable was based on a number assumptions including, but not limited to, estimating member churn rates, estimating expected future commission amounts to be received per member based on product type, carrier and the effective date of the policy, and then applying an appropriate discount rate.

Goodwill and Intangible Assets—Goodwill represents the excess of the purchase price of the acquired business over the acquisition date fair value of the net assets acquired. Goodwill is primarily attributable to the assembled workforce, new product development capabilities and anticipated synergies and economies of scale expected from the operations of the combined company. The goodwill was assigned to the Company's Medicare segment. Goodwill is tested for impairment on an annual basis in the fourth quarter of each year or whenever events or changes in circumstances indicate that the asset may be impaired. Factors that we consider in deciding when to perform an impairment test include significant negative industry or economic trends or significant changes or planned changes in our use of the intangible assets. Goodwill will be deductible for tax purposes over 15 years.

Acquired intangible assets, which are initially recorded at fair value on the date of acquisition, include existing technology and trade name and will be amortized over their estimated useful lives. Estimated useful lives are based on the time periods during which the intangibles are expected to result in incremental cash flows. The Company will amortize the

WEALTH, HEALTH AND LIFE ADVISORS, LLC (d/b/a GOMEDIGAP)
NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

existing technology and trade name using the straight-line method over an estimated life of 3 and 10 years, respectively. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate a potential reduction in their fair values below their respective carrying amounts. Amortization expense related to the below intangibles will be approximately $1.1 million per year for 2018, 2019, and 2020, and approximately $0.5 million per year for 2021 through 2028.

The fair value of intangible assets acquired is as follows (dollar amounts in thousands):

	Fair Value	Useful Life (in years)
Existing technology	$2,000	3
Trade name	4,800	10
Total acquired intangible assets	$6,800

Earn-out Liability—The Earn-out Liability was part of the purchase price and will be adjusted to fair value at each reporting date until settled. Changes in fair value will be recognized in operations while changes in the Earn-out Liability due to the passage of time will be recognized as other expense. Payment of the Earn-out Liability is based upon GoMedigap achieving new Medicare Supplement enrollment targets during the years ending December 31, 2018 and 2019, as defined in the Purchase Agreement, with any such payments adjusted to the extent the specified enrollment targets are not achieved.

Fair Value Measurements—The assets acquired and liabilities assumed of the Acquired Business have been recognized at fair value in accordance with ASC 820, Fair Value Measurement. ASC 820 defines fair value as the price that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires three levels of hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy level assigned to each asset and liability is based on the assessment of the transparency and reliability of inputs used in the valuation of such items based on the lowest level of input that is significant to fair value measurement. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and lowest priority to unobservable inputs (level 3 measurements).

Assets acquired and liabilities assumed measured and reported at fair value are classified in one of the following categories based on inputs:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities
Level 2	Unadjusted quoted prices in active markets for similar assets or liabilities, or
Unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or
Inputs other than quoted prices that are observable for the asset or liability; or
Level 3	Unobservable inputs for the asset or liability

The fair value of commissions receivable, prepaid expenses and other current assets, property and equipment, net, accounts payable, accrued compensation and benefits and other current liabilities approximated their carrying value at the date of acquisition. Intangible assets and the Earn-out Liability were valued using Level 3 inputs.

The fair values of the acquired intangible assets were determined using the profit allocation method, which is based on determining the estimated royalties the Company is relieved from paying because the Company owns the assets.

The fair value of the Earn-out Liability was measured using probability-weighted analysis and is discounted using a rate that appropriately captures the risk associated with the obligation. Key assumptions included new enrollments and volatility for the years ending December 31, 2018 and 2019 and eHealth’s simulated stock price at the time of payment.

Acquisition-related costs—Acquisition related costs of approximately $621,000 were expensed as incurred by eHealth, Inc. during 2017.

WEALTH, HEALTH AND LIFE ADVISORS, LLC (d/b/a GOMEDIGAP)
NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

NOTE 3 - ALLOCATION OF ACQUISITION CONSIDERATION

The statement of assets acquired and liabilities assumed is presented on the basis of the Company’s allocation of acquisition consideration. The Company accounts for business combinations under the acquisition method of accounting, which requires recognition separately from goodwill, the assets acquired and liabilities assumed at their acquisition date fair values. The acquisition consideration has been allocated to tangible and intangible assets acquired and liabilities assumed based on estimates of their fair value. The acquisition consideration allocation may result in an adjustment if additional information which existed as of the acquisition date, but was unknown to the Company at that time, becomes known to the Company during the remainder of the measurement period (up to one year from the acquisition date). While management believes that its estimates and assumptions underlying the valuations are reasonable, different estimates and assumptions could result in different valuations assigned to the individual assets acquired and liabilities assumed, and the resulting amount of goodwill.

The table below represents the total estimated preliminary acquisition consideration (in thousands):

Cash consideration, net of cash acquired	$15,000
Fair value of common stock issued [1]	5,595
Estimated fair value of Earn-out Liability	27,700
Total acquisition consideration	$48,295

(1) The fair value of the Company’s common stock was based on its January 22, 2018 closing price per share of $18.99 as reported on NASDAQ.